FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 16, 2006

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

On Thursday, February 16, 2006, Poore Brothers, Inc. (the “Company”) issued a press release (attached hereto as Exhibit 99.1 and which is incorporated by reference herein) announcing financial results for the fourth quarter and fiscal year ended December 31, 2005.  A copy of the press release including such announcement is attached as Exhibit 99.1.

Item 8.01.              Other Events

On February 16, 2006, the Company issued a press release announcing that its Board of Directors authorized a share repurchase program whereby the Company may repurchase up to $3 million of the Company’s outstanding common shares.  The repurchase program will expire on February 14, 2007.

The share repurchase program will be conducted under the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Purchases may be made in the open market or in privately negotiated transactions from time to time, as market conditions warrant.  The Company may also implement all or part of the repurchase program pursuant to a plan meeting the conditions of Rule 10b5-1 under the Exchange Act.

A copy of the press release including such announcement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits

Exhibit 99.1                                                          Press release reporting fourth-quarter and fiscal 2005 results; announcing share repurchase plan.*

*     For purposes of Section 18 of the Exchange Act, only that portion of the press release that discusses the share repurchase plan should be deemed “filed.”  That portion of the press release that discusses fourth quarter and fiscal 2005 results should be deemed “furnished” for purposes of Section 18 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.

Date: February 16, 2006	/s/ Eric J. Kufel
Eric J. Kufel
Chief Executive Officer